NOTICE OF LEASE

 NOTICE IS HEREBY GIVEN that as of the lst day of November, 1991, Pentzer Development Corporation, a Washington corporation, as Landlord, has entered into a lease with CXT Incorporated, a Delaware corporation, as Tenant, with regard to the following described premises:
                   Lot 18, Spokane County Binding Site Plan 88-21, recorded in Volume 1 of Plats, page 23, records of Spokane County, Washington;

     1. TERM: The term of the lease commences November 1, 1991, and expires March 31, ------ 2003.

     2. OPTION TO RENEW: Tenant has the option to renew the lease for a term commencing ----------------- April 1, 2003 and expiring on March 31, 2013.

     3. RIGHT OF FIRST REFUSAL: Tenant has the right of first refusal to purchase the ------------------------ Premises through the term of the lease, including the renewal term.

 EXECUTED as of the lst day of November, 1991.

 PENTZER DEVELOPMENT CORPORATION           CXT INCORPORATED

 By _________________________              By ________________________

    Its _______________________                 Its _______________________

 STATE OF WASHINGTON
                                               ss.
 County of Spokane

 I certify that I know or have satisfactory evidence that ________________________ is the person who appeared bef re me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ________________ of PENTZER DEVELOPMENT CORPORATION to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

 Dated ______________________

Notary Public in and for the State of
Washington, residing at
Spokane,
My commission
expires: _________

 STATE OF WASHINGTON
                                                ss.
 County of Spokane

 I certify that I know or have satisfactory evidence that ___________________is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the _______________of CXT INCORPORATED to be the free and voluntary act, of such parry for the uses and purposes mentioned in the instrument.

 Dated __________________




Notary Public in and for the State
of
Washington, residing
at Spokame

My commission expires: ____________

                                      LEASE

                                     Between

                       SPOKANE INDUSTRIAL PARK, A Division
                       of PENTZER DEVELOPMENT CORPORATION,
                            a Washington corporation,
                                    Landlord,

                                       and

                                CXT, INCORPORATED
                             a Delaware corporation,
                                     Tenant

                          Dated as of November 1, 1991

                               (Lot 18 BSP 88-21)


                                TABLE OF CONTENTS


ARTICLE I                               1
Definitions

ARTICLE 2                               2
Premises Leased

ARTICLE 3                               2
Term

ARTICLE 4                               2
Base Rent

ARTICLE 5                               3
Security Deposit

ARTICLE 6                               3
Use of Premises

ARTICLE 7                               4
Repairs and Maintenance of the Premises

ARTICLE 8                               5
Hazardous Materials

ARTICLE 9                               6
Taxes and Assessments

ARTICLE 10                               7
Utilities

ARTICLE 11.                                8
Common Area Expenses

ARTICLE 12.                                9
All Expenses Other Than Specifically Dealt With, Audit Rights

ARTICLE 13.                                9
Indemnification of Landlord

ARTICLE 14.                               11
Insurance

ARTICLE 15.                              13
Limit on Landlord's Liability

 ARTICLE 16                                 13
 Defaults and Remedies

 ARTICLE 17.                                 15
 Landlord's Right to Perform Tenant's Covenants

 ARTICLE 18.                                15
 Costs and Attorneys Fees

 ARTICLE 19                                  16
 Interest on Overdue Payments

 ARTICLE 20.                                 16
 No Total Payment Abatement

 ARTICLE 21.                                  16
 Damage to Premises

 ARTICLE 22.                                 17
 Condemnation

 ARTICLE 23.                                   17
 Transfer of Tenant's Interest

 ARTICLE 24.                                    19
 Subordination

 ARTICLE 25.                                   19
 Surrender

 ARTICLE 26.                                  20
 Holding Over

 ARTICLE 27.                                   20
 Quiet Enjoyment

 ARTICLE 28......                               21
 Right of Inspection

 ARTICLE 29.                                   21
 Recording

 ARTICLE 30.                                   21
 Estoppel Certificates

 ARTICLE 31.                                     22
 Nonwaiver

 ARTICLE 32.                                    22
 Authority

 ARTICLE 33.                                     23
 Brokers

 ARTICLE 34. ....................................23
 Notices

 ARTICLE 35. ....................................23
 Construction

 ARTICLE 36.                                     23
 Convenants to Bind and Benefit Respective Parties

 ARTICLE 37.
 Understanding of Parties

 ARTICLE 38  ...................                  24
 Further Documents

 ARTICLE 39 .....................                   24
 Venue

 ARTICLE 40 .....................                    24
 Consultation

                                      LEASE

          This LEASE (hereinafter referred to as "the lease" or "this lease") is made and entered into as of the lst day of November, 1991, by and between SPOKANE INDUSTRIAL PARK, a division of PENTZER DEVELOPMENT CORPORATION, . a Washington corporation ("Landlord"), and CXT, INCORPORATED, a Delaware corporation ("Tenant").

                                   ARTICLE 1.
                                   Definitions

 As used in this lease, the following terms are defined as follows:

          1.1 "Improvements" shall mean all buildings, structures and improvements now or hereafter situated, erected or constructed on the Property and all personal property, equipment and trade fixtures not capable of being removed without permanent damage to real property. Damage shall not be considered permanent if it can be, and is, repaired by Tenant as required by
 ARTICLE 25. "Existing Improvements" shall mean all Improvements situated, erected or constructed on the Property or any part thereof as of the date hereof "New Improvements" shall mean all Improvements situated, erected or constructed on the Property after the date hereof.

 1.2      "Premises" shall mean the Property and the Improvements.

          1.3 "Project" shall mean the following-described real property, consisting of approximately 8,619,217 gross square feet, of which the Property is a part:

 All property located within

 a) Spokane County Altered Binding Site Plan No. 87-17, recorded in Volume 1 of Plats, page 22A, records of Spokane County, Washington;

 b)       Spokane County Binding Site Plan No. 88-21, recorded in
 Volume 1 of Plats, page 23, records of Spokane County,
 Washington; and

 C)       Spokane County Binding Site Plan No. 88-22, recorded in
 Volume______      of Plats, page _, records of Spokane
 County, Washington.

                   Landlord and Tenant acknowledge that a portion of the Project will not have final binding site plan approval by Spokane County until completion of the Infrastructure Improvements described in SC-6 of the Special Conditions attached hereto and made a part hereof by this reference. Pending completion of the Infrastructure Improvements, the portion of the Project described in Section 1.3(c) of the Lease shall be that real property described on Exhibit A attached to and made a part of this lease.

          1.4 "Property" shall mean the following-described real property, consisting of approximately 147,233 gross square feet, and all easements, licenses, privileges, rights and appurtenances related thereto, subject to all easements, rights-of-way, restrictions and reservations of record:

     Lot 18, Spokane County Binding Site Plan No. 88-21, recorded in Volume 1 of Plats, page 23, records of Spokane County, Washington.

          1.5 "Total Payments" shall mean all monetary sums due from Tenant to or for the account of Landlord during the term of this lease, including, without limitation, all Base Rent and Additional Rent. "Base Rent" shall mean all sums payable by Tenant under ARTICLE 4. "Additional Rent" shall mean and include every other cost and expense which Tenant shall be obligated to pay under any provision of this lease as well as all sums of money paid or advanced by Landlord upon Tenant's behalf.

                                   ARTICLE 2.
                                 Premises Leased

          2.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to all terms and conditions of this lease.

                                   ARTICLE 3.
                                      Term

     3.1 The term of this lease shall commence on November 1, 1991, and shall end on March 31, 2003

                                   ARTICLE 4.
                                    Base Rent

          4.1 Tenant shall pay Landlord Base Rent for each calendar month during the lease term in accordance with SC-3 of the Special Conditions.

          4.2 Base Rent for each calendar month shall be paid in lawful U.S. money, at the address specified in ARTICLE 34 or such other place as Landlord may from time to time designate in writing. Base Rent for each calendar month shall be paid in advance on the first day of each month and without demand, offset or deduction, except as expressly provided in this lease. Base Rent for any portion of a calendar month at the beginning of the lease term or at the end of the lease term shall be prorated.

                                   ARTICLE 5.
                                Security Deposit

          5.1 Upon execution of this lease Tenant shall give to Landlord, and thereafter within five (5) days after request shall deposit additional funds as necessary to maintain with Landlord, a security deposit of waived . Dollars ($ waived ). The security deposit shall be held by Landlord and any interest thereon shall belong to Landlord. If Tenant fails to make the "Total Payments" required under this Lease or defaults in performance of its other obligations under this Lease, Landlord may use all or part of the security deposit to pay any such amounts in default or for payment of any other amount which Landlord spends or becomes obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage which Landlord may suffer by reason of Tenant's default. Landlord shall not be required to utilize the security deposit prior to declaring a default under the Lease, nor shall the security deposit be a limitation on Landlord's damages or other rights under this Lease for a payment of liquidated damages or an advance payment of Total Payments. If Tenant shall have fully performed all of the promises, covenants, terms and conditions of this lease and surrendered the Premises in accordance with ARTICLE 25, the security deposit shall be returned to Tenant within thirty
 (30) days after the expiration of this lease.

                                   ARTICLE 6.
                                 Use of Premises

          6.1 The Premises shall be used for office purposes, the manufacture, storage and distribution of pavers, concrete railroad ties, other concrete products, and associated products, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's withholding of consent shall not be unreasonable if based upon increased risks posed by Tenant's use of hazardous substances.

          6.2 Tenant shall not use or permit the Premises to be used for any unlawful purpose and shall use the Premises and Improvements in accordance with all laws, rules, regulations, ordinances and requirements now or hereafter in effect, including without limitation, any applicable to the generation, use, manufacture, treatment, transportation, storage or disposal of hazardous substances.

          6.3 No change, alteration or improvement to the Improvements shall be undertaken nor shall New Improvements be constructed without Landlord's prior consent, which consent shall not be unreasonably withheld; provided, however, Tenant shall not be required to obtain such consent for (i) changes, alterations, improvements, or construction costing less than Ten Thousand Dollars ($10,000.00) which do not affect the roof, exterior building materials, any structural component or the primary electrical, plumbing, HVAC or other major system of the Improvements. Tenant shall give written notice to Landlord of any proposed change, alteration, improvement or construction requiring consent prior to making such change, alteration, improvement or construction. If a change, alteration, improvement or construction would involve a cost of more than Ten Thousand Dollars ($10,000.00) or would affect the roof, exterior building materials, any structural component or the primary electrical, plumbing, HVAC or other major system of the Improvements, Tenant (a) shall provide Landlord with complete plans and specifications therefor along with Tenant's notice, and (b) shall not proceed without Landlord's prior written consent, which shall be given or denied within fifteen (15) days after receipt of Tenant's notice and complete plans and specifications. Landlord shall be deemed to have consented to, and. Tenant may proceed with any change, alteration, improvement or construction for which Landlord's consent is required, in the absence of any objection from Landlord within such fifteen (15) day period. By written -notice to Tenant, Landlord may extend the time for granting or withholding consent to any proposed change, alteration, improvement or construction for up to a maximum of thirty (30) additional days if necessary due to the scope of Tenant's plans. All changes, alterations, improvements and construction shall be at Tenant's sole cost, free of claims of lien, and shall be performed in a good and workmanlike manner and in conformance with applicable building codes and other laws, ordinances, rules and regulations.

          6.4 Tenant shall conduct its business and control its employees, agents, invitees and visitors in such manner as not to create any unlawful nuisance, or unreasonably interfere with, annoy or disturb any other tenant of the Project. Tenant shall not do anything which would cause Landlord's insurance rates to increase unless Tenant pays the amount of such increase. Tenant shall not do anything which is prohibited by insurance policies maintained by Landlord or Tenant under this lease or which would cause a cancellation of any such policies, unless substitute policies are procured, which would permit such activities. Tenant shall pay all excess costs of such substitute policies. Landlord shall reasonably cooperate with Tenant and insurers in attempting to accommodate Tenant's activities, provided such accommodation does not adversely affect Landlord or other tenants of premises covered by Landlord's insurance policies.

          6.5 Tenant shall. comply with reasonable rules and regulations promulgated from time to time by Landlord with respect to the use of common access roads within and otherwise serving the Project, the private water and sewer facilities, the appearance and location of signage within the Project, and the appearance and regular maintenance of building exteriors and landscaping within the Project. Landlord shall use good faith efforts to uniformly enforce such rules and regulations; however, Landlord shall have no liability for the failure of any other tenant to comply with such rules and regulations, or for the conduct of tenants under leases predating the promulgation of such rules and regulations.

                                   ARTICLE 7.
                     Repairs and Maintenance of the Premises

     7.1 Throughout the term of this lease, Tenant, at its sole cost, shall keep the Premises in a habitable, safe, neat, clean and sanitary condition, and in first class working order and repair, except as expressly set forth otherwise in this lease. Tenant shall not cause or permit waste damage or injury to the Premises.

          7.2 Landlord shall, within a reasonable time after written notice from Tenant, perform all repairs to the Premises made necessary by casualty or other loss insured against by Landlord's insurance policies described in Section 14. 1; provided, however, Tenant shall be liable for the lesser of (a) the cost of such repairs or (b) the deductible under Landlord's insurance policy, up to a maximum of One Thousand Dollars ($1,000.00).

          7.3 Tenant shall make any and all repairs to the Premises, of any kind or description whatsoever, made necessary by or arising out of Tenant's use and occupancy of the Premises (excepting only (i) repairs to be performed by Landlord pursuant to Section 7.2, and (ii) repairs made necessary by uninsured catastrophic loss not attributable to Tenant's negligence or other fault, including, without limitation, earthquake, flood, war and nuclear reaction), structural or nonstructural, interior or exterior, including, without limitation, repair or replacement of any glass as may become cracked or broken, repair to the roof, floors, walls, sash, pipes, interior partitions and doors, ceilings and to the heating, air conditioning and refrigeration plants, electrical lighting, fire safety, fire sprinkler and plumbing fixtures, and to all other fixtures, equipment and appurtenances thereto, and to the irrigation system, parking lots, driveways and other exterior Improvements. Any such repairs shall be performed in a good and workmanlike manner, and all items shall be replaced with items of similar quality and first class condition. Tenant shall make all repairs to the Premises required by federal, state, county and city statutes, codes, ordinances and regulations. All repairs, other than those covered by Landlord's insurance policy described in Section 14. 1, shall be at Tenant's sole cost. Work on all repairs which Tenant is obligated to make under this lease shall commence promptly after the need therefor becomes known to Tenant, and Tenant shall pursue the repair work to completion with due diligence. Except in the case of emergency (when notice shall be given as soon as practical), Tenant shall notify Landlord in advance of any planned or necessary repairs to the roof, exterior building materials or structural components or to the primary electrical, plumbing, HVAC or other major system of the Improvements, and Landlord shall have the option of performing such repairs at Tenant's cost; provided, however, in no event shall Tenant be obligated to pay any costs in excess of the lowest fixed price bid received by Tenant from a responsible licensed contractor reasonably acceptable to Landlord to perform such repairs.

          7.4 Tenant's obligations arising during the term of this lease under this ARTICLE shall survive any termination or expiration of this lease.

                                   ARTICLE 8.
                               Hazardous Materials

          8.1 Tenant shall not, without prior written notice to Landlord, engage in or allow the generation, use, manufacture, treatment, transportation, storage or disposal of any hazardous substance in, on, under or adjacent to the Premises. Prior to taking occupancy of the Premises, Tenant shall provide Landlord with a description of any processes or activities involving the use of hazardous substances to be conducted by Tenant as well as a description (by type and amount) of any- hazardous substances Tenant plans to generate, use, manufacture, transport, store or dispose of in connection with its use of the Premises. Tenant warrants that such description is and will be true, accurate and complete. Tenant shall-notify Landlord prior to any material changes in such processes, activities or type and amount of hazardous substances utilized by Tenant and in any event, Tenant shall report to Landlord at least once yearly regarding any such processes, activities and hazardous substances. Tenant shall contemporaneously provide Landlord with copies of all reports, listings or other information required by any governmental entity relating to any hazardous substances utilized by Tenant, and shall promptly provide any other information related to Tenant's utilization of hazardous substances as Landlord may reasonably request.

          8.2 Tenant shall not engage in or allow the unlawful release (from underground tanks or otherwise) of any hazardous substance in, on, under or adjacent to the Property (including air, surface water and groundwater on, in, under or adjacent to the Property). Tenant shall at all times be in compliance with all applicable law (and shall cause its employees, agents and contractors to be) with respect to the Premises or any hazardous substance and shall handle all h:;7n dous substances in compliance with good industry standards and practices. As used in this Lease, the term "hazardous substance" shall mean any substance, chemical or waste, including any petroleum products or radioactive substances, that is now or shall hereafter be listed, defined or regulated as hazardous, toxic or dangerous under any applicable laws. As used in this ARTICLE, "applicable law" shall mean any federal, state, or local laws, ordinances, rules, regulations and requirements (including consent decrees and administrative orders) relating to the generation, use, manufacture, treatment, transportation, storage or disposal of any hazardous substance now or hereafter enacted.

          8.3 Tenant shall promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any hazardous substance has been or is threatened to be unlawfully released, discharged or disposed of, on, in, under or from the Premises. Tenant shall immediately take such action as is necessary to detain the spread of and remove, to the satisfaction of Landlord and any governmental agency having jurisdiction, any hazardous substances released, discharged or disposed of as the result of or in any way connected with the conduct of Tenant's business, and which is now or is hereafter determined to be unlawful or subject to governmentally imposed remedial requirements. Tenant shall immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Premises or compliance with environmental laws. Tenant shall promptly cure and have dismissed with prejudice any such actions or proceedings in any way connected to the conduct of Tenant's business, to the satisfaction of Landlord, and Tenant shall keep the Premises free of any lien imposed pursuant to any environmental law. Landlord shall have the right at all reasonable times and from time to time to conduct environmental audits of the Premises (including sampling, testing, monitoring and accessing environmental records required by applicable law) by a consultant of Landlord's choosing, and Tenant shall cooperate with the conduct of these audits. If any violation of any applicable law by Tenant or any violation of Tenant's obligations under this ARTICLE are discovered, in addition to any other right Landlord may have against Tenant, the fees and expenses of such consultant shall be borne by the Tenant and shall be paid by Tenant to Landlord on demand.

          8.4 Tenant's obligations under this ARTICLE with respect to any occurrence during the term of this lease shall survive any termination or expiration of this lease.

                                   ARTICLE 9.
                              Taxes and Assessments

          9.1 Tenant shall pay when due any and all taxes, installments of general or special assessments (amortized over the longest permissible time), levies, license and permit fees and other governmental charges and impositions of any kind and nature whatsoever, together with any interest or penalties attributable to Tenant's failure to pay the same when due, which at any time during the term of this lease may be assessed, levied or become due and payable out of or M respect of, or become a lien on the Premises, including, without limitation, any sales tax, business and operation tax, excise tax or similar tax or imposition imposed upon rent or Landlord's business of leasing property within the Project (collectively the "Impositions"); provided, however, Tenant shall not be obligated to pay Landlord's net income taxes or any transfer or excise tax imposed upon the conveyance of the Premises, or business and occupation taxes imposed upon Landlord's business activities other than leasing property within the Project.

          9.2 Impositions shall be paid by Tenant to Landlord in one or more installments each year during the lease term, in an amount estimated by Landlord. If Impositions are billed to Tenant based upon estimates, on or before April lst of each year, Landlord shall, but not less than once annually, furnish to Tenant a statement of the actual amount of Impositions incurred. Within thirty (30) days after receipt of such statement, Tenant shall pay Landlord the amount by which the actual Impositions exceed estimated Impositions paid by Tenant. If the estimated amount of Impositions paid by Tenant exceeds the actual Impositions, such excess shall be credited against the next Imposition payment-due from Tenant. Notwithstanding the foregoing Landlord may elect to require Tenant to pay all or some Impositions directly to the governmental authority levying the same.

          9.3 Tenant may seek a reduction in the assessed valuation of the Premises for tax purposes and to contest in good faith by appropriate proceedings, at Tenant's expense, the amount or validity of any tax or assessment, provided that prior to the date when any penalties or interest may be incurred, Tenant shall deposit with the appropriate entity making the tax or assessment the sum contested or secure a bond in an amount sufficient to fully satisfy the amount of any lien upon the Premises. Any bond posted shall name Landlord as a co-obligee and shall be reasonably satisfactory, as to issuer and form, to Landlord. Any refund allocable to the term of this lease shall belong to Tenant.

          9.4 Tenant's obligations under this ARTICLE with regard to Impositions arising during the term of this lease shall survive any termination or expiration of this lease.

                                   ARTICLE 10.
                                    Utilities

          10. 1 Tenant shall pay, when due, any and all charges and fees for gas, heat, electricity, water, sewer, garbage collection, telephone and all other public or private utilities servicing the Premises and shall, upon request, provide evidence of such payment. Tenant shall not be entitled to terminate this lease or receive an abatement of rent as the result of any failure, interruption or discontinuance of any utility service for any reason; -provided however, if such interruption or discontinuance which materially affects Tenant's occupancy of the Premises results from the negligence of Landlord and continues, after notice to Landlord, for a period in excess of seven (7) business days, Total Payments shall abate until service is resumed.

          10.2 Rates charged by Landlord to Tenant for utility services owned by Landlord (upon execution of this lease, sewer and water) shall be based upon consumption and will be the same rates charged to other tenants within the Project.

          10.3 Tenant's obligations under this ARTICLE with regard to utilities furnished to the Premises during the term of this lease shall survive any termination or expiration of this lease.

                                   ARTICLE 11.
                              Common Area Exl&nses

          11. 1 Tenant shall pay Landlord its proportionate share of all reasonable and customary costs (not including depreciation or costs of repairs resulting from Landlord's negligence), paid or incurred by Landlord in operating and maintaining the common access roadways, sidewalks, pathways, landscaped areas and other similar areas or improvements which may be provided by Landlord for the common use or benefit of tenants of the Project, (but not including common areas specific to a particular building other than the Premises), including without limitation, costs of personnel, equipment and material for maintenance, repair, replacement, snow removal, striping, signage. and other traffic control measures, costs for lighting, insurance, property taxes, licenses, permits and fees. Tenant's proportionate share of such expenses shall be a fraction, the numerator of which is the area of the Property and the denominator of which is the area of the Project (or, if the expense is incurred with respect to property not co-extensive with the Project, such other fraction as reasonably determined by Landlord). Capital expenses shall be amortized over their reasonably expected useful life, as determined by Landlord. Common area charges shall not include expenses of initial installation of roadways, initial landscaping, management fees or Landlord's general administrative expenses for the Project.

          11.2 Common area charges shall be paid by Tenant in one or more installments each year during the lease term in an amount estimated by Landlord. On or before April 1 of each year, Landlord shall furnish to Tenant a statement of the actual amount of Tenant's proportionate share of common area expenses for the preceding calendar year. Within thirty (30) days after receipt of such statement, Tenant shall pay Landlord the amount by which such expenses exceed Landlord's estimates. If Tenant has paid more than the actual amount of such expenses, such excess shall be credited against expenses due for the ensuing year.

          11.3 The common area shall consist of easements shown on the Binding Site Plans of the Project, landscaping easements twenty (20) feet in width adjacent to all public and private roadways within the Project, and other perimeter easements and necessary rights-of-way for utilities and private roadways servicing the Project, for public streets, pathways and "208" drainage areas, all as reasonably designated by Landlord, and the private sewer and water and systems serving the Project. Landlord shall provide and maintain landscaping within the landscaping easement described above. The common areas are for the joint benefit of all tenants of the Project and adjacent property owned by Landlord, and Landlord reserves the following rights with respect to the common areas:

     (a) to establish reasonable rules and regulations for the use of the common areas;

          (b) to close all or any portion of the common areas for reasonable periods to make repairs and changes, and to change the location, layout or shape of the common areas, provided Tenant's access to the Premises is not unreasonably impaired;

          (c) to grant access to the common areas to utility providers, governmental entities and others to maintain and repair the improvements serving the Project and the public;

          (d) to dedicate the common areas to public use.

          11.4 Tenant's obligations under this ARTICLE with regard to common area charges arising during the term of this lease shall survive any termination or expiration of this lease.

                                   ARTICLE 12.
           All Expenses Other Than Specifically Dealt With, Audit Rights

          12.1 If, during the term of this lease, expenses arise, become due, or are incurred by Landlord, relating to or resulting from the Project, the lease of the Premises, use of the Improvements and personal property subsequently placed upon the Premises or the business conducted by Tenant, which expenses are not specifically dealt with in the lease, such expenses shall be allocated between Landlord and Tenant in a manner consistent with the allocation of expenses specifically dealt with in the lease so that each party receives substantially the benefit of the bargain reflected in the lease.

          12.2 Not more than once each calendar year, Tenant shall have the right, upon thirty (30) days' prior notice to Landlord, to examine Landlord's records for the prior year relating to Impositions (ARTICLE 9), insurance (ARTICLE 14) and common area expenses (ARTICLE 11), and to challenge the amount of any such charges. The amount of any charges found, by agreement or otherwise, to be improper or excessive shall be credited against the next installment(s) of Additional Rent due from Tenant.

                                   ARTICLE 13.
                           Indemnification of Landlord

          13.1 Tenant -releases and, subject to the provisions of Section 14.5, shall defend, indemnify and hold harmless Landlord, and each of its officers, directors, shareholders, employees, agents and representatives, against and from all liabilities, obligations, damages, penalties, judgments, claims, costs, charges, fees and expenses, including, but not limited to, costs of investigation and correction, reasonable architects', attorneys' and consultants' fees and costs, which may be imposed upon, incurred by or asserted against Landlord or its officers, directors, shareholders, employees, agents and representatives by reason of any of the following:

          (a) any act or omission during the term of this lease in, on, about or arising out of or in connection with the use, operation, maintenance and occupancy of the Premises or any part thereof, whether or not consented to by Landlord; by Tenant, or

 Tenant's agents, contractors, servants or employees (whether inside or outside the scope of employment), licensees or invitees, except to the extent caused by the negligence or intentional misconduct of Landlord or its agents, contractors, subcontractors, servants or employees;

          (b) any accident, injury, casualty, loss, theft or damage whatsoever to any person or tangible property occurring in, on, about or arising out of or in connection with the use or occupancy by Tenant of the Premises, any common area, roadway, alley, basement, pathway, curb, parking area, passageway or space under or adjacent thereto arising from any cause or occurrence whatsoever, except to the extent caused by the negligence or intentional misconduct of Landlord or its agents, contractors, subcontractors, servants or employees;

          (c) any failure on the part of Tenant or any of its agents, contractors, subcontractors, servants or employees to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this lease;

          (d) any failure by Tenant to perform or comply with any of the terms or provisions contained in this lease or any act performed by Landlord in exercise of its rights under ARTICLE 17; or

          (e) any presence, release, migration, discharge, disposal, dumping, spilling or leaking (accidental or otherwise), now or hereafter determined to be unlawful or subject to governmentally imposed remedial requirements, caused by Tenant or in any way connected with Tenant's business, of any hazardous, dangerous or toxic substance of any kind (whether or not now or hereafter regulated, defined or listed as hazardous, dangerous or toxic by any local, state, or federal government) into, onto or under the Property or the air, soil, surface water, or groundwater thereof, or the pavement, structures, sewer system, fixtures, equipment, tanks, containers or personality at the Property or into, onto or under the property of others from the Premises. The foregoing indemnity shall apply notwithstanding any provisions of federal, state or local law which provides for the exoneration from liability in the event of settlement with any governmental. agency, and notwithstanding Landlord's consent, knowledge, action or inaction with respect to the act or occurrence giving rise to such right of indemnity.



          13.2 In case any action or proceeding is brought against Landlord or its officers, directors, shareholders, employees, agents and representatives by reason of any claim indemnified under Section 13. 1, Landlord shall promptly notify Tenant of such claim and Tenant shall, at Tenant's expense, immediately resist or defend-such action or proceeding with counsel approved by Landlord in writing, which approval shall not be unreasonably withheld. In connection with any such action brought against Landlord by Tenant's employees, Tenant waives any immunity, defense or other protection afforded by any worker's compensation, industrial insurance or similar laws, with regard to such claim or action against Landlord.

          13.3 Tenant waives and releases all claims against Landlord, its officers, directors, shareholders, employees, agents and representatives, fcr any loss, injury, or damage (including consequential damages), to Tenant's property or business during the term of this lease occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, acquisition, order of governmental body or authority, earthquake, flood, fire, explosion, falling objects, steam, water, rain or snow, leak or by flow of water, rain or snow from the Premises or onto the Premises or from the roof, street, subsurface or from any other place, or by dampness, or by the breakage, leakage, obstruction or defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning, lighting fixtures of the Improvements, or by the construction, repair or alteration of the Premises or by any other acts or omissions of any other tenant or occupant of the Project, or visitor to the Premises or any third party whatsoever, or by any cause beyond Landlord's control.

          13.4 Tenant's obligations under this ARTICLE shall survive any termination or expiration of this lease.

                                   ARTICLE 14.
                                    Insurance

          14.1 At all times during the term of this lease, Landlord shall carry and maintain (a) Special Form property insurance (or its then equivalent in the insurance industry) covering the Improvements to their full insurable replacement value, subject to a deductible of not less than One Thousand Dollars ($1,000.00), (b) rental value insurance in an amount sufficient to cover Tenant's Total Payments during any period of rental abatement caused by repair or reconstruction of the Improvements, and (c) commercial general liability insurance (or its then equivalent in the insurance industry) for the Project in such amounts as Landlord determines from time to time in its reasonable discretion.

          14.2 Tenant shall reimburse Landlord for the costs of all insurance maintained pursuant to Section 14. 1. If Landlord maintains blanket property damage policies Tenant shall pay only that portion of policy premiums reasonably allocable to the Premises. The cost of Landlord's liability insurance shall be allocated in accordance with Section 11. 1. Insurance charges shall be paid by Tenant in one or more installments each year during the lease term in an amount estimated by Landlord. On or before April I of each year, Landlord shall furnish to Tenant a statement of the actual amount of insurance costs incurred for the preceding calendar year. Within thirty (30) days after receipt of such statement, Tenant shall pay Landlord the amount for which actual insurance expenses exceed estimated expenses paid by Tenant. If the estimated amounts paid by Tenant exceed the actual insurance expenses, such excess shall be credited against the next insurance expense payment due from Tenant. Tenant's obligation under this Section shall survive any termination or expiration of this lease.

          14.3 Any loss to Tenant's personal property and fixtures or arising out of the conduct of or interruption of Tenant's business shall be the sole risk of Tenant. Tenant shall, at its sole cost, secure and maintain throughout the term of this lease insurance policies with a company or companies reasonably acceptable to Landlord and licensed to do business in the State, insuring against the following perils:

          (a) Liability Insurance. (i) Commercial general liability insurance (or its then equivalent in the insurance industry) with combined single limits of not less than One Million Dollars ($ 1,000,000.00) per occurrence for personal injury and property damage. Such policy shall. name Landlord and any lender of Landlord as additional insureds; shall contain cross liability provisions and shall include but not be limited to coverage for the occurrences described in subsections 13. l (a) and (b), and acts of independent contractors retained by Tenant, and (ii) auto liability insurance for vehicles owned, leased or used by Tenant, and non-owned vehicles used in connection with Tenants' business, with liability limits of not less than One Million Dollars ($1,000,000.00) per occurrence.

          (b) PropgM Insurance. Special Form property insurance (or its then equivalent in the insurance industry) naming Landlord, any lender of Landlord, and Tenant as their interests may appear, covering all leasehold improvements in, on, or upon the Premises, in an amount not less than the full replacement cost without deduction for depreciation. All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed; however, if this lease ceases under the provisions of ARTICLE 21, Tenant shall be entitled to any proceeds equal to the remaining value to Tenant of leasehold improvements for which Tenant has paid, and Landlord shall be entitled to all other proceeds. Notwithstanding the foregoing sentence, Landlord shall never receive less than an amount equal to the reasonable cost of re-constructing Improvements substantially identical to those originally delivered to Tenant.

          (c) Other Insurance: Changes in Limits. Such other insurance in such amounts as may from time to time be reasonably requested by Landlord against other insurable hazards related to the Premises (including, without limitation, hazards to the Premises related to Tenant's activities thereon), which at the time are customarily insured against by owners or operators of similar types of properties and Landlord may require changes in the amounts or limits of the insurance to be maintained under this ARTICLE to maintain reasonably equivalent coverage due to inflation, changes in Tenant's business operations, changes in law or changes in policy terms.

          14.4 Each insurance policy maintained by Tenant shall provide coverage on an occurrence rather than a claims-made basis (or if coverage on an occurrence basis is or becomes unavailable on commercially reasonable terms, Tenant may obtain insurance coverage on a claims-made basis, provided such policies are endorsed to provide for an extended reporting period of not less than three (3) years) and shall provide that (a) no act, omission or default by Tenant shall render the policy void as to Landlord or of Landlord's right to recover thereon; and (b) the policy shall not be canceled or modified so as to adversely affect Landlord until thirty (30) days after written notice to Landlord. On or before commencement of the term hereof and thereafter upon the request of Landlord, Tenant shall provide certificates of insurance evidencing the required insurance and upon Landlord's request, copies of any required policy. All policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry.

          14.5 Landlord and Tenant each waive any and all rights to recover against the other or against the officers, directors, shareholders, employees, agents or representatives of the other,

          14.5 Landlord and Tenant each waive any and all rights to recover against the other or against the officers, directors, shareholders, employees, agents or representatives of the other, for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by such party pursuant to this ARTICLE or any other insurance actually carried by such party; provided, however, Tenant shall remain liable for the lesser of (a) the loss incurred by Landlord or (b) the deductible under Landlord's insurance policies, up to a maximum of One Thousand Dollars ($1,000.00). Landlord and Tenant from time to time shall cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

          14.6 Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this ARTICLE are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain, at Tenant's sole expense, such additional insurance coverage as Tenant deems adequate.

                                   ARTICLE 15.
                       Limitation on Landlord's Liability

          15.1 Notwithstanding any other provision of this lease, in the event of any actual or alleged default under this lease by Landlord, Landlord's liability shall be limited to Landlord's interest in the Project. Neither Landlord nor any officer, director, shareholder, agent or representative of Landlord shall have any personal liability for the breach of any obligations under this lease.

          15.2 If Landlord, or any subsequent owner of the Premises, transfers the Premises, its liability for the performance of its agreements under this lease shall end with respect to obligations arising after the date of the transfer of the Premises, and the Tenant shall thereafter look solely to the transferee of the Premises for the performance of those agreements. Tenant shall attorn to any transferee of the Premises.



                                   ARTICLE 16.
                              Defaults and Remedies

          16.1 Landlord shall be entitled to exercise any of the rights and remedies provided for in this lease (and/or by applicable law) if any one or more of the following "Events of Default" shall occur:

     (a) if Base Rent is not paid when due and remains unpaid for ten (10) days after written notice; or

     (b) if any Additional Rent or any other sum payable by Tenant is not paid within twenty (20) days after written notice from Landlord to Tenant; or

          (c) if default shall be made by Tenant in the prompt and full performance or compliance with any of the promises, provisions, terms, covenants or conditions in this lease other than those referred to in subsections (a) and (b) of this Section, and any such default is not fully cured within thirty (30) days after written notice from Landlord to Tenant, or if such default may not be reasonably cured within such 30-day period, if Tenant does not commence to cure within such 30-day period and thereafter diligently pursue such cure to completion.

          16.2 Upon the occurrence of any Event of Default, Landlord may, at its discretion, apply the security deposit referred to in ARTICLE 5 against any amounts due from Tenant; take any action permitted under ARTICLE 17; and exercise any or all rights or remedies allowed under this lease or by law or equity, including without limitation, the following:

          (a) Landlord may terminate this lease in accordance with the laws of the State of Washington, whereupon Tenant shall quit and peacefully surrender the Premises. Upon termination, Landlord may re-enter the Premises and take possession thereof, remove all parties in possession therefrom, and Tenant shall have no further claim or demand whatsoever thereon or hereunder. Landlord, without terminating this lease, may re-enter the Premises without liability for trespass, remove by summary proceedings, ejectment, replevin, unlawful detainer, lien foreclosure, or otherwise, all persons and personal property from the Premises and may have, hold, and enjoy the Premises and have the right to receive all rental income of and from the same. No act by Landlord shall terminate this lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this lease. Upon any re-entry, Landlord may relet the Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) and on such conditions as Landlord, in its reasonable discretion, may determine and may collect and receive the rents thereto. If Tenant abandons the Premises, Landlord shall in no way be responsible or liable if the Premises or any part thereof are not relet, or for any inability to collect any rent due upon any such reletting. Tenant assumes full responsibility for mitigating damages upon abandonment of the Premises and waives any defense or claim based on Landlord's failure to mitigate damages except as set forth in Section 23.6. No re-entry by Landlord, if the lease has not been terminated, shall excuse or relieve Tenant of its liability and obligations under this lease, and Tenant, until the end of the term of this lease, shall be liable to Landlord for and shall pay to Landlord the amount of Total Payments which are due and payable under this lease by Tenant, less the proceeds realized by Landlord from any reletting. Tenant shall pay such deficiency to Landlord on the first day of each month for which rent would have been paid under this lease, and Landlord shall be entitled to recover from Tenant each monthly deficiency. In addition, Tenant shall pay upon demand all of Landlord's reasonable expenses whatsoever reasonably incurred in connection with any reletting, including, without limitation, all repossession costs, brokerage and management commissions or fees, all operating expenses, accounting expenses, attorneys' fees, reasonable costs incurred in making alterations to the Improvements and removal, storage or disposition of personal property on the Premises, and any expenses of advertising and preparation for reletting and any reasonable concessions granted in connection with such reletting. Any sums received by Landlord upon a reletting of the Premises in excess of the Total Payments reserved herein shall be the sole property of Landlord; or

          (b) Landlord may accelerate all of the Total Payments reserved for the remaining balance of the term of this lease. Upon such acceleration, all of the Total Payments reserved herein for the entire term shall immediately become due and payable, discounted to their then present value using a discount rate equal to the prime rate as of the date of the Event of Default, less the reasonable rental value of the Premises for the remainder of the lease term, also discounted to present value at the prime rate. The "prime rate" shall mean the interest rate per annum announced by Seattle-First National Bank (or its successor) from time to time as its prime lending rate to its most creditworthy commercial customers. Tenant shall pay, upon demand, such accelerated amount plus an amount equal to the total of all of Landlord's reasonable costs resulting from Tenant's default including, without limitation, costs of curing any breach by Tenant of the terms of this Lease (other than failure to pay Total Payments), repossession of the Premises, operating and administrative expenses until the Premises may be relet, attorney's fees, costs of removal, storage or disposition of personal property on the Premises, and the unauthorized cost of any leasehold improvements or concessions granted in connection with this Lease, plus interest thereon at the prime rate from the date incurred until the date paid.

                                   ARTICLE 17.
                 Landlord's Right to Perform Tenant's Covenants

          17.1 If Tenant shall at any time fail to make any payment or perform any act required under this lease, then Landlord, after ten (10) days' notice to Tenant in the case of monetary defaults (other than the payment of Base
 Rent) or thirty (30) days' notice in the case of a nonmonetary default, or immediately without notice in the case of emergency, and without waiving or releasing Tenant from any obligation of Tenant contained in this lease or from any default by Tenant and without waiving Landlord's right to take other action permissible under this lease, may (but shall be under no obligation to) make such payment or perform any other act required to be made, performed or complied with by Tenant hereunder.

          17.2 Landlord may enter the Premises for any purpose under Section
 17.1 and take all such action thereon as may be necessary without incurring any liability for trespass and without terminating Tenant's tenancy or interfering with Tenant's quiet enjoyment of the Premises. Any sums paid by Landlord and all costs and expenses reasonably incurred by Landlord (including reasonable attorneys' fees), in connection with the performance of any act, together with interest thereon at the rate set forth in ARTICLE 19, from the date of such payment or incurrence by Landlord shall be paid by Tenant to Landlord upon demand.



                                   ARTICLE 18.
                            Costs and Attorneys' Fees

          18.1 In the event of any breach, default, delinquency or violation by either party or any dispute involving the interpretation of this lease, the non-prevailing party shall be responsible for and shall pay any and all reasonable attorneys' fees and costs, or expenses incurred by the other party by reason of such breach, default, delinquency, violation or dispute, whether or not a legal action is filed, including those, if any, on appeal.

                                   ARTICLE 19.
                          Interest on Overdue Payments

          19.1 Any component of Total Payments payable by Tenant under the terms of this lease, which Tenant does not pay when due, shall bear interest in favor of Landlord from the due date at the rate of eighteen percent (18 %) per annum, compounded monthly, or such lesser rate as may be the maximum allowed by law.

          19.2 Any late or partial payments, if accepted by Landlord, may, at Landlord's option, be applied first to interest, then to Additional Rent, and finally to Base Rent.

                                   ARTICLE 20.
                           No Total Payments Abatement

          20.1 Except as otherwise expressly provided for in this lease, no abatement, diminution, setoff, counterclaim or reduction of Total Payments or charges due Landlord shall be claimed by or allowed to Tenant.

                                   ARTICLE 21.
                               Damage to Premises

          21.1 If the Improvements are damaged or destroyed by reason of fire or any other cause, Tenant shall immediately notify Landlord. If the loss results from a casualty covered by Landlord's insurance, provided Tenant is not in default, Landlord shall apply the net proceeds of any fire or other casualty insurance paid to Landlord (or to a trustee or depository at the request of the holder of Landlord's mortgage), to repair or rebuild the Improvements. Provided Tenant is not in default, if the loss results from a casualty not insured against by Landlord's insurance and not attributable to Tenant's negligence or other fault and the estimated costs of repair do not exceed fifty percent (50%) of the sum of Base Rent due for the remainder of the lease term, Landlord shall repair or rebuild the Improvements, in each case so as to make the Improvements at least equal in value to the Improvements existing immediately prior to the occurrence and as nearly similar in character as is practicable and reasonable, subject to any applicable building regulations. Landlord shall prosecute the repairs or rebuilding to completion with diligence; subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Landlord's reasonable control.

          21.2 If (a) at any time during the last two (2) years of the term of this lease the Improvements are damaged by fire or other insured casualty so that the cost of restoration exceeds twenty-five percent (25 %) of the replacement value of the Improvements (exclusive of foundations) immediately prior to the damage or (b) in Landlord's reasonable judgment, repair or restoration after any insured casualty cannot be completed by one (1) year prior to the end of the lease term or (c) a loss exceeding fifty percent (50%) of the sum of Base Rent due for the remainder of the lease term results from a casualty not insured against by Landlord's insurance, then Landlord may, within thirty (30) days after such damage, give notice of its election to terminate this lease and, subject to the provisions of this section, this lease shall cease on the tenth (10th) day after the delivery of that notice. Total Payments shall be apportioned and paid to the time of damage.

          21.3 Total Payments shall be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs, based on the proportion of the Premises that Tenant is unable to use during the repair period. If any casualty not covered by rental value insurance is the result of the willful conduct or negligent act or omission of Tenant, its agents, contractors, employees, or invitees, Total Payments shall not be abated. Tenant shall have no right to terminate this lease on account of any damage to the Premises, or the Project, except as set forth in this lease.

                                   ARTICLE 22.
                                  Condemnation

          22.1 In the event the Premises or any part thereof shall be condemned and taken for a public or quasi-public use, the leasehold estate and interest of Tenant in the Premises or the part thereof so taken shall forthwith cease and terminate as of the date of final award. In the event of a partial taking, the lease shall remain in full force as to any portion of the Premises not taken, and Tenant's obligation to pay Base Rent and Additional Rent herein reserved shall be equitably reduced or abated in proportion to the value of the portion of the Premises which is lost on account of any partial taking. Rent shall not be abated if the taking does not unreasonably affect Tenant's use of the Premises. Notwithstanding the foregoing, in the event any part of the Premises is taken which would render the remainder thereof unusable, Tenant may elect to terminate this lease and all obligations of either party hereunder accruing from and after the date of such partial taking.

          22.2 Landlord reserves all rights to damages awarded for any partial or total taking, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award except for moving expenses, Tenant's personal property or damage to or interference with Tenant's business, but only to the extent awarded separately and not out of or as a part of the damages recoverable by Landlord.

                                   ARTICLE 23.
                          Transfer of Tenant's Interest

 23.1 Tenant shall not:

          (a) transfer all or any portion of this lease or any of its leasehold interest in the Premises, without the prior written consent of Landlord, which may not be unreasonably withheld;

     (b) mortgage, pledge, hypothecate or otherwise create or grant any security interest in Tenant's leasehold interest (or any part thereof) in the Premises without the prior written consent of Landlord, which may not be unreasonably withheld or delayed, and, subject to Tenant's right to contest in a manner similar to that provided in Section 9.3 for Impositions, Tenant shall not voluntarily or involuntarily suffer or permit to be placed or enforced against the Premises any lien, claim, demand or encumbrance of any type or nature whatsoever.

          23.2 Any request by Tenant for Landlord's consent to a transfer shall be accompanied by information related to the proposed transferee's financial position and proposed use of the property, and any other information Landlord may reasonably request in order to evaluate the proposed transfer. Landlord's consent to a transfer shall not be effective until Landlord has received the written agreement of the transferee to assume and perform all of the obligations of Tenant for the payment of Total Payments and the performance of all the terms, covenants, conditions and provisions contained in this lease. Any consent by Landlord to any single transfer shall not release Tenant from any obligations under this lease and such consent shall only apply to the specific transaction thereby authorized and shall not be construed as a waiver of the duty to obtain Landlord's consent to any subsequent transfer.

          23.3 Tenant shall reimburse Landlord for any costs reasonably incurred in connection with any proposed transfer or creation of a security interest, including, without limitation, legal fees and costs of investigating the acceptability of the proposed transferee or security interest and preparation or review of necessary documentation.

          23.4 Any violation of the terms of this ARTICLE without Landlord's prior written consent shall, at Landlord's option, be absolutely null and void.

          23.5 Landlord's failure to detect or to protest an apparent or actual default of this ARTICLE shall not constitute a waiver or estoppel thereof. The acceptance of any rent by Landlord from a proposed transferee shall not constitute consent by Landlord to any transfer or recognition of any transferee or a waiver by Landlord of any failure of Tenant to comply with this ARTICLE.

          23.6 If Tenant believes that Landlord has unreasonably withheld consent to any transfer or creation of a security interest, Tenant's sole remedies shall be to (a) seek a declaratory judgment that Landlord has unreasonably withheld consent or (b) seek specific performance or an injunction requiring Landlord to give consent.

          23.7 Landlord's withholding of consent to a proposed transfer shall not be unreasonable if Landlord determines, in the exercise of Landlord's reasonable discretion, that (a) the proposed transferee is financially unable to fulfill its obligations under the lease; (b) the proposed transferee (or the principals thereof) has a substantial history of defaults under prior leases or other agreements; (c) the proposed transferee's use of the Premises would be incompatible with other uses within the Project or would pose substantial risks of pollution, casualty loss, property damage or personal injury; or (d) would otherwise substantially increase Landlord's risk or expense in connection with this Lease.

          23.8 For the purpose of this ARTICLE, "transfer" shall include any voluntary or involuntary sale, assignment, sublease, gift, conveyance, disposition or parting with any or all of Tenant's rights, duties or interests herein. Subject to the requirements of Section 23.2 relating to information and documents to be provided by Tenant, and Landlord's right to object and withhold consent on the grounds set forth in Section 23.7, Tenant may assign all or part of this lease, or sublease all or a part of the Premises, to:

          (a) any corporation or entity that has the power to direct Tenant's management and operation, or any corporation or entity whose management and operation is controlled by Tenant; or,

     (b) any corporation or entity a majority of whose voting stock or ownership interest is owned by Tenant; or

          (c) any corporation or entity in which or with which Tenant or its successors or assigns is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations or other entities, so long as the liabilities of the corporations or entities participating in such merger or consolidation are assumed by the corporation or entity surviving such merger or created by such consolidation; or

     (d) any corporation or entity acquiring this lease and a substantial portion of Tenant's assets.

                                   ARTICLE 24.
                                  Subordination

          24.1 At Landlord's request, this lease shall be subordinated to any mortgages, deeds of trust and other encumbrances arising through Landlord and affecting the Premises, provided the mortgagee or beneficiary thereof agrees not to disturb Tenant's possession so long as Tenant is not in default under this lease. Tenant shall sign and deliver any reasonable documents required to evidence such subordination, within twenty (20) days of Landlord's request.

                                   ARTICLE 25.
                                    Surrender

          25.1 At the expiration of the lease term or upon any earlier termination of this lease, Tenant shall immediately:

          (a) deliver to Landlord free and clear title to the Improvements (excepting only Tenant's personal property, equipment and trade fixtures which can be, and are, removed by Tenant without permanent damage to the Premises) without any payment to Tenant or allowance of any kind whatsoever by Landlord; provided that nothing herein shall require Tenant to satisfy any obligations arising through Landlord. Landlord may examine condition of title at Tenant's cost to assure itself that the title offered is in conformity with the terms of this lease; and

          (b) restore the Premises to their condition at the commencement of the lease, and repair any damage caused by removal of Tenant's personal property, equipment or trade fixtures, or Tenant's occupancy of the Premises, and quit, surrender and return possession of the Premises to Landlord in a neat, clean, and sanitary condition, and in good working order, reasonable wear and tear and casualty loss excepted, and shall deliver to Landlord all information documents and tangible items necessary or convenient to the operation of the Premises, including, without limitation, any keys, combinations to locks and access systems, manuals and instruction booklets, warranties, receipts, bills, invoices, statements, licenses, and permits, building plans and specifications, contracts and other documents.

          25.2 Any personal property remaining on the Premises after the expiration of the lease term may, at Landlord's option, be deemed abandoned by Tenant and Tenant releases Landlord from all claims and liability in connection with such personal property. Upon expiration, or if the lease is terminated prior to its normal expiration, Landlord shall have the right, but not the obligation, to remove all of Tenant's personal property from the Premises and place the same in a public warehouse at Tenant's expense and risk. Landlord shall have the right, but not the obligation, to sell such stored property if it has not been claimed, and all charges for removal, packing, transport and storage paid by Tenant within thirty (30) days, and the proceeds of sale shall be applied first to the costs of sale, second to the costs of removal, packing, transport and storage, third to the payment of any other sums due Landlord from Tenant, and the balance, if any, shall be paid to Tenant.

                                   ARTICLE 26.
                                  Holding Over

          26.1 This lease shall terminate without further notice upon the expiration of the lease term as described in ARTICLE 3 or upon any earlier termination of this lease. If Tenant holds over with the written consent of Landlord, such action shall not constitute a renewal of this lease or any extension thereof, but such tenancy shall be on a month-to-month basis, which tenancy may be terminated as provided by the laws of the State of Washington. During such period, Tenant shall pay to Landlord on the first day of each month Base Rent equal to one-twelfth (1/12) the Total Payments payable by Tenant during the prior calendar year multiplied by one hundred twenty-five percent (125%) (plus all Additional Rent provided for in this Lease), and Tenant shall continue to be bound by all of the promises, provisions, conditions and covenants herein set forth, so far as the same may be applicable.

                                   ARTICLE 27.
                                 Quiet Enjoyment

          27.1 Landlord hereby covenants that if Tenant is not in default in the payment of any monetary obligations or in the performance or observance of any of its other obligations under this lease, Tenant shall be free from Landlord's interference in the enjoyment of sole and exclusive use, occupancy and possession of the Premises; subject, however, to the exceptions, reservations and conditions of this lease.

                                   ARTICLE 28.
                               Right of Inspection

          28.1 Landlord and its representatives shall be authorized to enter the Premises upon notice (or at any time without notice in the event of emergency) for the purposes of determining whether or not an Event of Default has occurred; exhibiting the Premises to lenders, prospective purchasers and tenants; making any necessary repairs to the Premises and performing any work therein and for any other lawful purpose. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant or any other party by reason of such entrance or the making of such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment onto the Premises. In order to preserve the security of Tenant's proprietary information, Tenant may accompany Landlord on any inspection and may impose reasonable restrictions to prevent unauthorized access to such proprietary information. Landlord shall not disclose or use any confidential or proprietary information of Tenant learned, observed or otherwise obtained by Landlord or its employees or agents in its exercise of rights under this lease.

                                   ARTICLE 29.
                                    Recording

     29.1 This lease shall not be recorded. On the request of either party, a memorandum of this lease may be recorded.

                                   ARTICLE 30.
                              Estoppel Certificates

          30.1 Tenant shall, without charge to Landlord, at any time and from time to time, within ten (10) days after request, certify by written instrument, duly executed, acknowledged and delivered, to Landlord or any other person, firm or corporation specified by Landlord:

          (a) that this lease is unmodified and in full force and effect or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications or, indicating that this lease is not in full force and effect if appropriate and stating the reason why;

          (b) that any existing Improvements required by the terms of this lease to be completed by Landlord have been completed to the satisfaction of Tenant or specifying any Improvements which require correction by Landlord;

          (c) whether or not there are then existing any set-offs or defense against the enforcement of any of the agreements, terms, covenants or conditions of this lease and any modifications thereto upon the part of the certifying party to be performed or complied with and, if so, specifying the same;

          (d) the amount of monthly Base Rent and Additional Rent then due under this lease, the dates, if any, to which any portion of the Base Rent and Additional Rent due hereunder have been paid in advance;

 (e)     the amount of security deposit held by Landlord;

          (f) the date of expiration of the current term and whether Tenant has rights to extend the term (and the term of such extensions) or to purchase the Premises or to lease additional property, if any; and

 (g)     any other information reasonably requested.

          30.2 Tenant's failure to deliver a certificate within the time specified shall be an Event of Default under ARTICLE 16 and shall conclusively be deemed Tenant's approval of the statements set forth in the certificate presented to Tenant, and may be relied upon as such by Landlord or any third party.

                                  ARTICLE 3 1.
                                    Nonwaiver

          31.1 No waiver by Landlord or Tenant of any default by the other party or of any circumstances permitting Landlord or Tenant to terminate this lease shall be implied or inferred and no written waiver shall constitute a waiver of any other circumstance permitting such termination, and no failure or delay on the part of Landlord or Tenant to exercise any right it may have by the terms hereof or by law upon the occurrence of an Event of Default shall operate as a waiver of that or any other Event of Default, nor as a modification of this lease. The subsequent acceptance of any payment or performance pursuant to this lease shall not constitute a waiver of any prior default by Tenant other than the default of the particular payment or the performance so accepted. The consent or approval to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the Total Payments due shall be deemed to be other than on account, nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent be deemed an accord and satisfaction or a waiver of any other or additional amount owed.

                                   ARTICLE 32.
                                    Authority

          32.1 Landlord and Tenant or each person signing this lease on behalf of Landlord and Tenant, warrants that he or she is authorized to execute this lease.

 32.2 If Tenant or Landlord is not a natural person, then such party wan-ants that:

     (a) such party is duly organized, validly existing and qualified to conduct business in the State of Washington;

          (b) that the lease was duly authorized, executed and delivered by such party and is the binding obligation of such party, in accordance with its terms.

                                   ARTICLE 33.
                                     Brokers

          33.1 Tenant and Landlord, respectively, represent that they have not dealt with any broker or finder with respect to the Premises or this lease other than Kiemle & Hagood, whose fee shall be paid by Landlord. Tenant and Landlord shall indemnify the other and the other's agents and representatives, and hold them harmless from any claims for fees or commissions by parties (including, without limitation, all attorneys' fees and costs of defending any alleged claim) arising out of the acts of the indemnifying party or its agents or employees.


                                   ARTICLE 34.
                                     Notices

          34.1 Any notices, demands, requests, consents, objections or other communications required to be given or which may be given under or by the terms and provisions of this lease or pursuant to law or otherwise shall be in writing and delivered or mailed to the address set forth below each party's signature on this lease or at such other place as either Landlord or Tenant may hereafter designate in writing and shall be deemed given three (3) days after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the party entitled to receive the notice, or upon receipt when hand delivered.

                                   ARTICLE 35.
                                  Construction

          35.1 This lease shall be construed in accordance with the laws of the State of Washington. The table of contents, article headings and captions are for convenience only and shall not be considered in any construction or interpretation of this lease. If any ambiguity exists, the provision in question shall not be construed or interpreted for or against Landlord or Tenant by reason of any rule of construction. If any term, provision, Section, ARTICLE or sentence in this lease or portion thereof shall, to any extent, become invalid or unenforceable either by operation. of law, statute, or by court decree, the remainder of said term, provision, Section, ARTICLE or sentence as well as the remainder of this lease shall not be affected thereby, and each term, provision, Section, ARTICLE, sentence or portion thereof as well as the remainder of this lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                  ARTICLE 36. -
                Covenants to Bind and Benefit ReMggtLive Parties

          36.1 All of the promises, terms, covenants, provisions and conditions set forth in this lease shall inure to the benefit of and shall be binding on, the heirs, personal representatives, trustees, receivers, permitted assignees and permitted transferees of the parties named herein.

                                   ARTICLE 37.
                          Sole Understanding of Parties

          37.1 This lease contains the entire understanding between the parties with respect to its subject matter, the promises, duties, terms, covenants, conditions and all other aspects of the relationship between Landlord and Tenant, and here are no verbal agreements, representations, warranties, or other understandings affecting the Property or its use or development that have not been reduced in writing in this lease. No change in this lease in any manner whatsoever shall be valid unless in writing and signed by both parties.

                                   ARTICLE 38.
                                Further Documents

      38.1 Landlord and Tenant shall, whenever and as often as it shall be reasonably requested to do so by the other, execute, acknowledge and deliver or cause to be executed, acknowledged or delivered any and all such further confirmations, instruments and documents and take any and all actions as may be reasonably helpful, necessary, expedient or proper, in order to evidence or complete any and all transactions or to accomplish any and all matters provided for in this lease.

                                   ARTICLE 39.
                                      Venue

          Venue in any action arising out of this lease shall be laid in the Superior Court of Spokane County, Washington.

                                   ARTICLE 40.
                                  Consultation

          Tenant acknowledges that it has consulted or has had ample opportunity to consult with an attorney concerning the content of this lease. Tenant represents that it has read and understands the terms and conditions set forth in this lease.

 EXECUTED as of the date first set forth above.

 LANDLORD:                                   TENANT:
 SPOKANE INDUSTRIAL PARK, a                  CXT, INCORPORATED,
 Division of PENTZER DEVELOPMENT             a Delaware corporation
 CORPORATION, a Washington corporation

 BY ________________________                 BY _____________________
   its                                       its
 Address: North 3808 Sullivan Road           Address: North 2420 Sullivan Road
 Spokane, Washington 99216                     Spokane, WA99216



 STATE OF WASHINGTON
                                             :ss.
 County of Spokane

 I certify that I know or have satisfactory evidence that ____________________

 is the person who appeared before me, and said person acknowledged that he signed this instrument and that he was authorized to execute the instrument and acknowledged it as the ____________________of SPOKANE INDUSTRIAL PARK, a division of PENTZER DEVELPMENT CORPORATION, a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated _____________________

----------------------------
Notary Public in and for the
State
of Washington, residing at
Spokane
My commission expires:
------------




 STATE OF WASHINGTON
                                             :ss.
 County of Spokane

          I certify that I know or have satisfactory evidence that is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the ________________ of CXT, INCORPORATED, a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.



Dated _____________________

----------------------------
Notary Public in and for the
State
of Washington, residing at
Spokane
My commission expires:
------------